                                   EXHIBIT 11

                            DUPONT PHOTOMASKS, INC.

                         EARNINGS PER SHARE COMPUTATION

                DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                  (UNAUDITED)

                                                                                        QUARTER ENDED
                                                                                        MARCH 31, 1998
                                                                                  --------------------------
                                                                                     BASIC        DILUTED
                                                                                  ------------  ------------
Weighted average shares outstanding.............................................    15,167,645    15,167,645
Dilutive effect of stock performance plans......................................                     386,659
                                                                                  ------------  ------------
                                                                                    15,167,645    15,554,304
                                                                                  ------------  ------------
Net income......................................................................  $      7,785  $      7,785
                                                                                  ------------  ------------
Earnings per share..............................................................  $       0.51  $       0.50
                                                                                  ------------  ------------


                                                                                        QUARTER ENDED
                                                                                        MARCH 31, 1999
                                                                                  --------------------------
                                                                                     BASIC        DILUTED
                                                                                  ------------  ------------
Weighted average shares outstanding.............................................    15,307,852    15,307,852
Dilutive effect of stock performance plans......................................                     610,825
                                                                                  ------------  ------------
                                                                                    15,307,852    15,918,677
                                                                                  ------------  ------------
Net income......................................................................  $      4,455  $      4,455
                                                                                  ------------  ------------
Earnings per share..............................................................  $       0.29  $       0.28
                                                                                  ------------  ------------

                                                                                      NINE MONTHS ENDED
                                                                                        MARCH 31, 1998
                                                                                  --------------------------
                                                                                     BASIC        DILUTED
                                                                                  ------------  ------------
Weighted average shares outstanding.............................................    15,154,129    15,154,129
Dilutive effect of stock performance plans......................................                     474,086
                                                                                  ------------  ------------
                                                                                    15,154,129    15,628,215
                                                                                  ------------  ------------
Net income......................................................................  $     25,249  $     25,249
                                                                                  ------------  ------------
Earnings per share..............................................................  $       1.67  $       1.62
                                                                                  ------------  ------------

                                                                                      NINE MONTHS ENDED
                                                                                        MARCH 31, 1999
                                                                                  --------------------------
                                                                                     BASIC        DILUTED
                                                                                  ------------  ------------
Weighted average shares outstanding.............................................    15,293,067    15,293,067
Dilutive effect of stock performance plans......................................                     440,950
                                                                                  ------------  ------------
                                                                                    15,293,067    15,734,017
                                                                                  ------------  ------------
Net income......................................................................  $     10,862  $     10,862
                                                                                  ------------  ------------
Earnings per share..............................................................  $       0.71  $       0.69
                                                                                  ------------  ------------

    At March 31, 1999, the company had outstanding anti-dilutive commitments under its stock performance plans covering 125,650 shares.